32.2

                    CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Jason A. Sunstein, Chief Financial Officer of Viper Networks, Inc. (the "Small Business Issuer") do hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

     (1) The Small Business Issuer's Annual Report on Form 10-KSB for the year ended December 31, 2001 (the "Report") to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer.



By: /s/ Jason A. Sunstein                            Date: March ___, 2005
   ----------------------
   Jason A. Sunstein
   Vice President, Finance